Exhibit 99

SILICON LABS ANNOUNCES FIRST QUARTER 2014 RESULTS

– Company Sees Growing Momentum in the Internet of Things –

AUSTIN, Texas — April 29, 2014 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported financial results for its first quarter ended March 29, 2014. Revenue in the first quarter was at the top end of guidance at $145.7 million, compared with $146.2 million reported in the fourth quarter. Additionally, the company reported excellent performance on its balance sheet with strong cash flows and effective working capital management.

Q1 Financial Highlights

On a GAAP basis:

•                  Gross margin was 59.8 percent

•                  R&D expenses were $42.5 million

•                  SG&A expenses were $34.6 million

•                  Operating income as a percentage of revenue was 6.9 percent

•                  Diluted earnings per share were $0.18

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 60.2 percent

•                  R&D expenses were $35.0 million

•                  SG&A expenses were $28.5 million

•                  Operating income was 16.6 percent

•                  Diluted earnings per share were $0.42

Business Highlights

•                  Broad-based revenue was $72.3 million, essentially flat sequentially, as expected.

•                  Broadcast exceeded expectations with revenue of $50.7 million, including record revenue in video.

•                  Access revenue decreased slightly, as expected, to $22.7 million.

Product Highlights

•                  Introduced a new version of the Simplicity Studio™ development ecosystem supporting Silicon Labs’ MCU products in a single, unified platform, making the embedded design process easier, faster and more efficient.

•                  Announced the expansion of Silicon Labs’ Ember® ZigBee® portfolio with the introduction of a new ARM®-based system-on-a-chip family that reduces the cost and complexity of deploying ZigBee solutions in smart metering and home automation applications.

•                  Launched the industry’s first single-chip digital ultraviolet (UV) index sensor ICs designed to track UV sun exposure, heart rate and blood oxygen levels for wearable products such as smart watches and health and fitness trackers.

•                  Acquired the full product portfolio and intellectual property of Silicon Valley-based Touchstone Semiconductor, an early-stage technology company and provider of low-power analog IC products targeting Internet of Things applications.

Business Outlook

The company expects revenue in the second quarter to be in the range of $147 million to $151 million.  Second quarter diluted earnings per share are expected to be between $0.15 and $0.19 on a GAAP basis and between $0.43 and $0.47 on a non-GAAP basis. Both GAAP and non-GAAP estimates include an estimated $0.03 per share effect from litigation costs.

“We continue to strengthen our position as a leading supplier of silicon solutions for the Internet of Things,” said Tyson Tuttle, CEO of Silicon Labs. “We expect this momentum to drive record Broad-based revenue in the second quarter.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and by entering 39717388. The replay will be available through May 29.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements.

These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the Silicon Labs logo, Simplicity Studio and Ember are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Deborah Stapleton, +1 650.470.4200, Deborah.Stapleton@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Revenues	$145,691	$145,375
Cost of revenues	58,586	58,003
Gross margin	87,105	87,372
Operating expenses:
Research and development	42,485	37,582
Selling, general and administrative	34,611	29,153
Operating expenses	77,096	66,735
Operating income	10,009	20,637
Other income (expense):
Interest income	302	335
Interest expense	(798)	(842)
Other income (expense), net	67	(52)
Income before income taxes	9,580	20,078
Provision for income taxes	1,470	44

Net income	$8,110	$20,034

Earnings per share:
Basic	$0.19	$0.47
Diluted	$0.18	$0.46

Weighted-average common shares outstanding:
Basic	43,081	42,186
Diluted	44,056	43,110

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended March 29, 2014
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Non-GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$145,691

Gross margin	87,105	59.8%	$195	$390	$—	$—	$87,690	60.2%

Research and development	42,485	29.2%	4,241	3,247	—	—	34,997	24.0%

Selling, general and administrative	34,611	23.7%	4,841	729	(267)	816	28,492	19.6%

Operating income	10,009	6.9%	9,277	4,366	(267)	816	24,201	16.6%

	Three Months Ended March 29, 2014
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Release of Unrecognized Tax Benefits	Non- GAAP Measure
Net income	$8,110	$7,966	$3,019	$(199)	$816	$(1,292)	$18,420

Diluted shares outstanding	44,056	—	—	—	—	—	44,056

Diluted earnings per share	$0.18						$0.42

Unaudited Forward-Looking Statements Regarding Business Outlook

(In thousands, except per share information)

	Three Months Ending June 28, 2014
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.19	$0.15

Estimated non-GAAP charges	0.28	0.28

Estimated non-GAAP diluted earnings per share	$0.47	$0.43

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 29, 2014	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$128,323	$95,800
Short-term investments	194,765	179,593
Accounts receivable, net of allowances for doubtful accounts of $767 at March 29, 2014 and $797 at December 28, 2013	64,672	72,124
Inventories	44,334	45,271
Deferred income taxes	15,203	18,878
Prepaid expenses and other current assets	40,214	47,651
Total current assets	487,511	459,317
Long-term investments	10,997	10,632
Property and equipment, net	130,829	132,445
Goodwill	228,781	228,781
Other intangible assets, net	128,453	131,593
Other assets, net	23,482	28,382
Total assets	$1,010,053	$991,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,707	$22,126
Current portion of long-term debt	8,750	7,500
Accrued expenses	67,745	45,975
Deferred income on shipments to distributors	32,589	30,853
Income taxes	1,330	2,693
Total current liabilities	133,121	109,147
Long-term debt	85,000	87,500
Other non-current liabilities	30,737	55,941
Total liabilities	248,858	252,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,433 and 42,779 shares issued and outstanding at March 29, 2014 and December 28, 2013, respectively	4	4
Additional paid-in capital	62,883	48,630
Retained earnings	698,722	690,612
Accumulated other comprehensive loss	(414)	(684)
Total stockholders’ equity	761,195	738,562
Total liabilities and stockholders’ equity	$1,010,053	$991,150

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Operating Activities
Net income	$8,110	$20,034
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	3,290	3,297
Amortization of other intangible assets and other assets	4,491	2,840
Stock-based compensation expense	9,277	6,260
Income tax benefit (shortfall) from stock-based awards	45	(363)
Excess income tax benefit from stock-based awards	(235)	(217)
Deferred income taxes	6,784	7,521
Changes in operating assets and liabilities:
Accounts receivable	7,452	5,256
Inventories	1,083	(7,350)
Prepaid expenses and other assets	14,266	4,620
Accounts payable	1,195	2,356
Accrued expenses	(2,218)	(4,330)
Deferred income on shipments to distributors	1,736	(598)
Income taxes	(8,324)	(9,818)
Net cash provided by operating activities	46,952	29,508

Investing Activities
Purchases of available-for-sale investments	(43,366)	(78,851)
Proceeds from sales and maturities of available-for-sale investments	28,242	25,674
Purchases of property and equipment	(1,673)	(3,898)
Purchases of other assets	(2,113)	(1,228)
Net cash used in investing activities	(18,910)	(58,303)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	5,496	4,915
Excess income tax benefit from stock-based awards	235	217
Payments on debt	(1,250)	(2,500)
Net cash provided by financing activities	4,481	2,632

Increase (decrease) in cash and cash equivalents	32,523	(26,163)
Cash and cash equivalents at beginning of period	95,800	105,426
Cash and cash equivalents at end of period	$128,323	$79,263

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